Independent Auditors’ Consent

We consent to the use in this Registration Statement of Portec Rail Products, Inc. on Form S-1 of our report dated October 30, 2003, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ BKD, LLP

Evansville, Indiana

January 5, 2004